EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Tatonka Oil and Gas, Inc. (the "Company") on Form 10-QSB for the period ending July 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Paul C. Slevin, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1) The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to Tatonka Oil and Gas, Inc. and will be retained by Tatonka Oil and Gas, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: September 14, 2007	By: /s/ PAUL C. SLEVIN
Paul C. Slevin
Chief Financial Officer